Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS Announces Planned Retirement of David F. Dyer as President and CEO in Spring 2016

FORT MYERS, FL, May 21, 2015 - Chico’s FAS, Inc. (NYSE: CHS) today announced that David F. Dyer has informed the Board of Directors of his intention to retire as President and CEO after the conclusion of the 2015 fiscal year, in the spring of 2016. To ensure an orderly transition, he will continue in his present role until a successor is appointed. After a successor is named, Mr. Dyer will remain on the Board in the newly-created role of Vice Chairman through his current term, which ends at the Company’s Annual Meeting of Shareholders in June 2016.
The Board of Directors has established a Succession Planning committee to identify Mr. Dyer’s successor and has retained Herbert Mines Associates, a leading executive search firm with particular expertise in the retail industry, to assist in the process.
Commenting on behalf of the Board of Directors, Ross Roeder, non-executive Chairman said, “David will retire with the gratitude and best wishes from both the Board of Directors and all of the Chico’s FAS associates. From the moment he took the reins in early 2009, he led significant and positive changes on all fronts: merchandise, marketing, and technology, while also accelerating our push into omni-channel and laying the foundation for global expansion. We thank him for his strong commitment to driving results and further enhancing our unique corporate culture, which emphasizes service as a key competitive differentiator.”
Mr. Dyer said, “It has been an honor to lead Chico’s FAS over the past six and a half years, and I thank the Board and our many associates for their support and confidence in me. The Company benefits from a strong foundation, including over nine million fabulous and loyal customers, four terrific brands, a solid financial position, and our not-so-secret weapon: our passionate and dedicated associates. I am very proud of the Chico’s FAS management team and the entire associate family for what we’ve accomplished together. I am equally confident that the Chico’s FAS team will continue to successfully execute our strategy going forward.”
Mr. Dyer joined the Chico’s FAS Board of Directors in 2007 and became the Company’s President and CEO in January of 2009. During his tenure as President and CEO, the Company has added over $1.0 billion in sales, improved profitability from a loss in 2008 to the profitable, financially sound company it is today, and returned over $1.0 billion to shareholders through dividends and share repurchases. This growth and success reflects Mr. Dyer’s focus on operational execution as well as investments he spearheaded in infrastructure, systems, store growth, and all phases of digital commerce and marketing to enhance customer service and position the Company to compete in a rapidly changing retail environment.

ABOUT CHICO'S FAS, INC.
The Company, through its brands -- Chico's, White House | Black Market, Soma Intimates, and Boston Proper, is a leading omni-channel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.
As of May 2, 2015, the Company operated 1,552 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company's merchandise is also available at www.chicos.com, www.whbm.com, www.soma.com, and www.bostonproper.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
Executive Contact:
Jennifer Powers Adkins
Vice President – Investor Relations
Chico’s FAS, Inc.
(239) 346-4199